Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

July 26, 2017

WEC Energy Group posts second-quarter results

MILWAUKEE - WEC Energy Group (NYSE: WEC) recorded net income of $199.1 million, or $0.63 per share, for the second quarter of 2017 - up from $181.4 million, or $0.57 per share, for the second quarter of 2016.

For the first six months of 2017, WEC Energy Group reported net income of $555.7 million, or $1.75 per share - up from $527.6 million, or $1.66 per share, for the first six months of 2016.

The company is reaffirming 2017 earnings guidance of $3.06 to $3.12, with an expectation of being in the upper end of the range.

Consolidated revenue was $1.6 billion for the second quarter of 2017, which was level with the second quarter of 2016. Consolidated revenue was $3.9 billion for the first six months of 2017, compared to $3.8 billion for the same period in 2016.

“Our continued focus on controlling costs contributed to our results in the second quarter," said Allen Leverett, chief executive officer. "We achieved those results while safely and reliably restoring power in the wake of relentless storm activity."

At the end of June, the WEC Energy Group utilities were serving approximately 9,000 more electric and 13,000 more natural gas customers than they did at the same time a year ago.

For the first six months of 2017, retail deliveries of electricity for the Wisconsin and Michigan utilities - excluding the iron ore mines in Michigan’s Upper Peninsula - decreased 0.9 percent compared to the same period last year. Residential electricity usage decreased 1.1 percent. Electricity consumption by small commercial and industrial customers decreased 1.0 percent.

Electricity use by large commercial and industrial customers - excluding the iron ore mines - decreased 0.5 percent for the first six months of 2017 compared to the same period last year.

Exhibit 99

On a weather-normal basis, retail deliveries of electricity - excluding the iron ore mines - decreased 0.2 percent.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time on Wednesday, July 26. The call will review 2017 second-quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and general public, are invited to listen. Access the call at 844-840-1623 up to 15 minutes before it begins. The number for international callers is 631-625-3204. The conference ID is 43642520.

Conference call access also is available at wecenergygroup.com. Select ‘Second Quarter Earnings Release and Conference Call’ and then select ‘Webcast.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its second-quarter performance. The materials will be available at 6:30 a.m. Central time on Wednesday, July 26.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Aug. 8, 2017. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 43642520.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.4 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com), a component of the S&P 500, has approximately $30 billion of assets, 8,500 employees and 55,000 stockholders of record.

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements

Exhibit 99

may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans" "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of any legislative and regulatory changes, including changes to environmental standards and tax laws; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of the American Transmission Company; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2016 and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except per share amounts)	2017	2016	2017	2016
Operating revenues	$1,631.5	$1,602.0	$3,936.0	$3,796.8

Operating expenses
Cost of sales	541.8	508.3	1,482.9	1,347.2
Other operation and maintenance	479.8	522.0	981.7	1,053.5
Depreciation and amortization	197.7	190.0	392.3	377.9
Property and revenue taxes	50.0	49.6	99.6	96.8
Total operating expenses	1,269.3	1,269.9	2,956.5	2,875.4

Operating income	362.2	332.1	979.5	921.4

Equity in earnings of transmission affiliate	41.8	30.9	83.7	69.4
Other income, net	13.1	32.4	28.8	65.1
Interest expense	101.9	100.1	206.6	201.0
Other expense	(47.0)	(36.8)	(94.1)	(66.5)

Income before income taxes	315.2	295.3	885.4	854.9
Income tax expense	115.8	113.6	329.1	326.7
Net income	199.4	181.7	556.3	528.2

Preferred stock dividends of subsidiary	0.3	0.3	0.6	0.6
Net income attributed to common shareholders	$199.1	$181.4	$555.7	$527.6

Earnings per share
Basic	$0.63	$0.57	$1.76	$1.67
Diluted	$0.63	$0.57	$1.75	$1.66

Weighted average common shares outstanding
Basic	315.6	315.6	315.6	315.6
Diluted	317.4	317.0	317.4	317.0

Dividends per share of common stock	$0.5200	$0.4950	$1.0400	$0.9900

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$36.5	$37.5
Accounts receivable and unbilled revenues, net of reserves of $111.6 and $108.0, respectively	1,004.3	1,241.7
Materials, supplies, and inventories	510.0	587.6
Prepayments	181.6	204.4
Other	47.3	97.5
Current assets	1,779.7	2,168.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation of $8,433.2 and $8,214.6, respectively	20,524.3	19,915.5
Regulatory assets	3,108.4	3,087.9
Equity investment in transmission affiliate	1,544.0	1,443.9
Goodwill	3,053.5	3,046.2
Other	549.7	461.0
Long-term assets	28,779.9	27,954.5
Total assets	$30,559.6	$30,123.2

Liabilities and Equity

Current liabilities
Short-term debt	$774.8	$860.2
Current portion of long-term debt	708.4	157.2
Accounts payable	724.1	861.5
Accrued payroll and benefits	140.0	163.8
Other	440.0	388.9
Current liabilities	2,787.3	2,431.6

Long-term liabilities
Long-term debt	8,799.7	9,158.2
Deferred income taxes	5,416.1	5,146.6
Deferred revenue, net	554.6	566.2
Regulatory liabilities	1,574.0	1,563.8
Environmental remediation liabilities	622.6	633.6
Pension and OPEB obligations	451.0	498.6
Other	1,171.1	1,164.4
Long-term liabilities	18,589.1	18,731.4

Commitments and contingencies

Common shareholders' equity
Common stock – $.01 par value; 325,000,000 shares authorized; 315,576,571 and 315,614,941 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,290.1	4,309.8
Retained earnings	4,857.0	4,613.9
Accumulated other comprehensive income	2.5	2.9
Common shareholders' equity	9,152.8	8,929.8

Preferred stock of subsidiary	30.4	30.4
Total liabilities and equity	$30,559.6	$30,123.2

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Six Months Ended
	June 30
(in millions)	2017	2016
Operating Activities
Net income	$556.3	$528.2
Reconciliation to cash provided by operating activities
Depreciation and amortization	392.3	386.0
Deferred income taxes and investment tax credits, net	274.6	307.1
Contributions and payments related to pension and OPEB plans	(111.5)	(19.5)
Equity income in transmission affiliate, net of distributions	(14.5)	(22.7)
Change in –
Accounts receivable and unbilled revenues	247.3	130.1
Materials, supplies, and inventories	77.9	193.5
Other current assets	15.6	66.7
Accounts payable	(114.0)	(112.4)
Other current liabilities	18.3	(139.0)
Other, net	(74.3)	(93.9)
Net cash provided by operating activities	1,268.0	1,224.1

Investing Activities
Capital expenditures	(790.0)	(618.7)
Acquisition of Bluewater	(226.0)	—
Capital contributions to transmission affiliate	(50.5)	(12.1)
Proceeds from the sale of assets and businesses	20.7	161.0
Withdrawal of restricted cash from Rabbi trust for qualifying payments	17.2	22.5
Other, net	4.7	(1.8)
Net cash used in investing activities	(1,023.9)	(449.1)

Financing Activities
Exercise of stock options	15.6	35.0
Purchase of common stock	(39.7)	(94.2)
Dividends paid on common stock	(328.3)	(312.4)
Issuance of long-term debt	210.0	—
Retirement of long-term debt	(14.6)	(241.8)
Change in short-term debt	(85.4)	(167.2)
Other, net	(2.7)	(12.1)
Net cash used in financing activities	(245.1)	(792.7)

Net change in cash and cash equivalents	(1.0)	(17.7)
Cash and cash equivalents at beginning of period	37.5	49.8
Cash and cash equivalents at end of period	$36.5	$32.1